EXHIBIT 1.2
                                                                     -----------



                      EXFO ELECTRO-OPTICAL ENGINEERING INC.
                      -------------------------------------







                             CODE OF GENERAL BY-LAWS
                             -----------------------



                             enacted pursuant to the
                        CANADA BUSINESS CORPORATIONS ACT






                          Adopted as of : May 25, 2000
                         Amended as of: October 30, 2002

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                           CODE OF GENERAL BY-LAWS OF
                           --------------------------
                                 THE CORPORATION
                                 ---------------

                             enacted pursuant to the
                        CANADA BUSINESS CORPORATIONS ACT


                                      INDEX
                                      -----


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                                                                            PAGE
                                                                            ----

DEFINITIONS....................................................................1

LOCATION OF REGISTERED OFFICE AND OFFICES
         Registered office.....................................................1
         Offices...............................................................1

SHAREHOLDERS
         Annual meetings.......................................................2
         Special meetings......................................................2
         Meetings Held by Electronic Means.....................................2
         Place of meetings.....................................................2
         Notice of meetings....................................................3
         Record Date...........................................................3
         Waiver of Notice......................................................4
         Chairman..............................................................4
         Quorum................................................................4
         Representation at meetings............................................5
         Right to Vote.........................................................5
         Decisions by a Majority...............................................5
         Casting Vote..........................................................5
         Vote by Show of Hands.................................................5
         Voice Vote............................................................5
         Vote by Secret Ballot.................................................6
         Procedure at meetings.................................................6
         Scrutineers...........................................................6
         Addresses of the Shareholders and Subsequent Transferees of Shares....6
         Signed Resolutions....................................................6

BOARD OF DIRECTORS
         Number................................................................7
         Qualification.........................................................7

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         Election and Term of Office...........................................7
         Resignation...........................................................7
         Removal...............................................................7
         Vacancy...............................................................8
         Replacement...........................................................8
         Remuneration..........................................................8
         General Powers of the Directors.......................................8
         Irregularity..........................................................8
         Use of Property or Information........................................8
         Conflicts of Interest.................................................8
         Contracts and Transactions with the Corporation.......................9

MEETINGS OF THE BOARD OF DIRECTORS
         Calling of meetings...................................................9
         Meetings by Telephone or Electronic Facilities.......................10
         Quorum...............................................................10
         Meeting Chairman and Secretary.......................................10
         Procedure............................................................10
         Voting...............................................................11
         Signed Resolution....................................................11

OFFICERS
         Officers.............................................................11
         Chairman of the Board................................................12
         President............................................................12
         Vice-President.......................................................12
         General Manager or Managing Director.................................12
         Comptroller..........................................................12
         Secretary............................................................12
         Treasurer............................................................13
         Removal, Discharge and Resignation...................................13
         Vacancy..............................................................13
         Remuneration.........................................................13

EXECUTIVE COMMITTEE
         Election.............................................................13
         Officers, Quorum and Procedure.......................................13
         Chairmanship.........................................................13
         Secretary............................................................13
         Powers...............................................................14
         Supervisory Power of the Board of Directors..........................14
         Participation by Telephone or Electronic Facilities and
            Signed Resolutions................................................14
         Meetings.............................................................14
         Remuneration.........................................................14
         Removal and Replacement..............................................14

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AUDIT COMMITTEE
         Composition..........................................................14
         Duties...............................................................14
         Meetings.............................................................15
         Applicable By-laws...................................................15

OTHER COMMITTEES
         Other Committees.....................................................15

INDEMNIFICATION AND EXEMPTION
         Indemnity............................................................15
         Insurance............................................................16
         Reimbursement of expenses............................................16

SHARE CAPITAL
         Issue and Stock Options..............................................16
         Share Certificates and Stock Transfers...............................16
         Securities Register..................................................16
         Transfer Agents and Registrars.......................................16
         Record Date and Closing of Books.....................................17
         Lost or Destroyed Certificates.......................................17

DIVIDENDS
         Dividends............................................................17

FISCAL YEAR AND AUDIT
         Fiscal Year..........................................................18
         Audit................................................................18

CORPORATE REPRESENTATION FOR CERTAIN PURPOSES
         Declaration..........................................................18
         Representation at meetings...........................................18
         Signature of Documents...............................................19
         Declarations in the Register.........................................19

MISCELLANEOUS PROVISIONS
         Conflict with the Articles...........................................19
         Amendments...........................................................20

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                                      - 1 -


                           CODE OF GENERAL BY-LAWS OF
                           --------------------------

                      EXFO ELECTRO-OPTICAL ENGINEERING INC.
                               (the "Corporation")

                             enacted pursuant to the
                        CANADA BUSINESS CORPORATIONS ACT


                                   DEFINITIONS
                                   -----------


         For the purposes of these By-laws, unless otherwise provided :

-        "Act" means the CANADA BUSINESS CORPORATIONS ACT, R.S.C. (1985) ch.
         C-44, as well as any amendment which may be made thereto, and any act which may be substituted therefor;

- "Articles" means the articles of association, of amalgamation or of continuance of the Corporation, as amended from time to time;

- "Auditor" means the auditor of the Corporation and includes an auditing firm;

- "Ordinary Resolution" means a resolution adopted by the majority of the votes cast by the shareholders qualified to vote in the circumstances, or signed by all of them;

- "Resident Canadian" has the particular meaning ascribed by the Act to such expression, but summarily includes a Canadian citizen and a permanent resident, within the meaning of the IMMIGRATION ACT, who ordinarily reside in Canada;


                    LOCATION OF REGISTERED OFFICE AND OFFICES
                    -----------------------------------------


1. REGISTERED OFFICE. The registered office of the Corporation is situated in the province or territory within Canada specified in its Articles from time to time and at such address therein as the Board may from time to time determine.

2. OFFICES. The Corporation may, in addition to its registered office, establish elsewhere within or outside Canada any other office and agency.

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                                      - 2 -


                                  SHAREHOLDERS
                                  ------------


3. ANNUAL MEETINGS. The annual meeting of the shareholders of the Corporation shall be held yearly on the date and at the time the Board of Directors may determine in order to receive and examine the financial statements and, if any, the report of the Auditor, elect directors, appoint an Auditor and fix or authorize the Board of Directors to fix his remuneration and to examine, deal with and dispose of such other business as may properly come before the meeting.

4. SPECIAL MEETINGS. Special meetings of the shareholders may be called at any time as determined by the President or the Board of Directors and shall be called by the Board of Directors when required by one or more shareholders holding no less than five per cent (5%) of the votes attached to the outstanding shares in conformity with the Act.

5. MEETINGS HELD BY ELECTRONIC MEANS . Any person entitled to attend a meeting of shareholders may vote and otherwise participate in the meeting by means of a telephonic, electronic or other communication facility made available by the Corporation that permits all participants to communicate adequately with each other during the meeting. A person participating in a meeting of shareholders by such means is deemed to be present at the meeting.

         Directors who call (but not shareholders who requisition) a meeting of shareholders may determine that:

         (a) the meeting shall be held, in accordance with the regulations, entirely by means of a telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting; and

         (b) any vote shall be held, in accordance with the regulations, entirely by means of a telephone, electronic or other communication facility that the Corporation made available for that purpose.

                  Any vote at a meeting of shareholders may be carried out by means of a telephonic, electronic or other communication facility, if the facility:

         (x) enables the votes to be gathered in a manner that permits their subsequent verification; and

         (y) permits the tallied votes to be presented to the Corporation without it being possible for the Corporation to identify how each shareholder or group of shareholders voted.

6. PLACE OF MEETINGS. Meetings of the shareholders shall be held in Canada at the registered office of the Corporation or at any other place that may be fixed by the Board of Directors. Meetings of the shareholders may be held outside Canada if all shareholders entitled to vote thereat so agree

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                                      - 3 -


or if the Articles specify a place outside Canada where a meeting of shareholders may be held. A shareholder who attends a meeting being held outside Canada is deemed to have so agreed, unless he is present for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully held.

7. NOTICE OF MEETINGS. Notice of each annual meeting and of each special meeting of the shareholders shall be delivered to the shareholders entitled to vote thereat, the directors and the Auditor or, at the discretion of the person charged with the giving of such notice, mailed by ordinary mail, transmitted by facsimile or sent by electronic mail to the addressees at their respective addresses entered in the books of the Corporation, no less than twenty-one (21) days and no more than sixty (60) days prior to the date fixed for the meeting. If the address of the addressee is not entered in the books of the Corporation, the notice may be sent as aforesaid to the address that the person sending the notice considers to be most likely to reach such addressee promptly. Any irregularity in the notice of meeting or giving thereof, including the accidental omission to send such notice or failure to receive on the part of the shareholder, shall in no way affect the validity of proceedings of the meeting in question.

         Such notice shall specify the date, time and place of the meeting. The notice of the annual meeting may, but need not, specify the nature of the business when such meeting is called only to examine the financial statements along with the report of the Auditor, to elect directors and to re-appoint the incumbent Auditor. The notice of the annual meeting at which other business shall be transacted, as well as the notice of special meeting, shall state:

         (a) the nature of business to be considered in sufficient detail to permit the shareholders to form a reasoned judgment thereon; and

         (b) the text of any Special Resolution to be submitted to the meeting.

         It is not necessary to give notice of the reconvening of an adjourned meeting other than by announcement at the earlier meeting that is adjourned; a new notice of meeting shall, however, be required if the shareholders' meeting is adjourned one (1) or more times for an aggregate of thirty (30) days or more.

         The signature of any notice of meeting may be written, stamped, typewritten, printed or otherwise mechanically reproduced.

         A certificate of the Secretary or of any other duly authorized officer of the Corporation in office at the time of the making of the certificate or of any officer, transfer agent or registrar of transfers of shares of the Corporation shall be conclusive evidence that may be set up against any shareholder or director of the sending or delivery of a notice of meeting.

8. RECORD DATE. Subject to section 134 of the Act, directors may by resolution fix in advance a date and time as the record date to determine which shareholders are entitled to (i) receive notice

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                                      - 4 -


of meetings of shareholders, (ii) vote at meetings of shareholders and (iii) receive financial statements of the Corporation in accordance with subsection 159(1) of the Act.

         Should the directors fail to fix a date and time in advance as a record date for any aforementioned issue for any meetings of shareholders of the Corporation, the following provisions shall apply, as the case may be:

         (a) the record date used to determine which shareholders are entitled to receive notice of meetings of shareholders shall be fixed at the close of business of the day immediately preceding that on which notice has been given or sent or, failing such notice, on the day of the meeting;

         (b) the record date used to determine which shareholders are entitled to vote during meetings of shareholders shall be fixed on the day of such meeting; and

         (c) the record date used to determine which shareholders are entitled to receive financial statements of the Corporation shall be fixed at the close of business of the day the directors adopt a resolution to that effect.

9. WAIVER OF NOTICE. A shareholder or any other person entitled to be summoned to a meeting of shareholders may waiver a notice of meeting prior to, during or after such meeting is held. The mere presence of a shareholder shall constitute a waiver, unless he is present for the express purpose of opposing the meeting on the grounds that it was irregularly convened.

10. CHAIRMAN. The Chairman of the Board of Directors or, failing which, the President of the Corporation or any other person appointed for such purpose by the Board of Directors, shall preside at meetings of shareholders.

11. QUORUM. A quorum of shareholders shall exist at an annual or special meeting of shareholders, regardless of the number of persons physically present at the meeting, if one or more holders of shares conferring not less than 33 1/3% of the total number of votes attached to the aggregate of the shares carrying voting rights at such meeting are present physically or represented in accordance with section 12 hereinbelow.

         If a quorum is present at the opening of the meeting, the shareholders present or represented may proceed with the business of the meeting, even if a quorum is not present throughout the meeting.

         If a quorum is not present at the opening of the meeting, the shareholders present or represented may adjourn the meeting, provided there is a majority vote to that effect, to another time and place but may not transact any other business.

         If a quorum is present at the reconvening of the meeting so adjourned, the meeting may then proceed, failing which, a new meeting shall be convened.

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12.      REPRESENTATION AT MEETINGS. Shareholders shall be entitled to vote in person or, if a body corporate, by representatives duly authorized by resolution of its directors or its decision-making body. Shareholders shall also be entitled to vote by proxy.

         A proxyholder need not be a shareholder of the Corporation and may represent several shareholders. A proxy may be given for all or part of a shareholder's shares.

         A proxy shall be valid only at the meeting in respect of which it is given or any adjournment thereof.

         A proxy appointing a proxyholder shall be in the form prescribed by the Act and its Regulations.

         The Board of Directors may specify, in the notice of meeting of shareholders, a date and time limit for depositing with the Corporation or its agent proxies to be used at the meeting; such date and time limits shall not precede the meeting by more than 48 hours, excluding Saturdays and statutory holidays.

         The Board of Directors may also permit particulars of proxies for use at or in connection with, any such meeting which have been deposited with the Corporation or its agent at a place other than the place of such meeting to be sent by facsimile to the Secretary of the Corporation prior to such meeting. In such event, such proxies, if otherwise in order, shall be valid and any votes cast in accordance therewith shall be counted.

13. RIGHT TO VOTE. Subject to the provisions of the Act, each shareholder is entitled to as many votes as his shares in the Corporation carry votes.

14. DECISIONS BY A MAJORITY. Unless otherwise provided in the Act, any question submitted to the meeting of shareholders shall be decided by a simple majority (50% + 1) of validly cast votes.

15. CASTING VOTE. In the case of a tie vote, the Chairman of the meeting shall have the casting vote.

16. VOTE BY SHOW OF HANDS. Except where a voice vote or secret ballot has been requested, votes shall be taken by a show of hands. In such a case, shareholders or proxyholders shall vote by raising their hands and the number of votes shall be calculated based on the number of hands raised.

17. VOICE VOTE. If the Chairman of a meeting so orders, or any proxyholder representing at least ten per cent (10%) of the votes attaching to outstanding voting shares so requests (such requests may be withdrawn), and if a vote by secret ballot has not been requested, votes shall be taken by voice vote. In such a case, an entry in the minutes of a meeting of shareholders to the effect that the chairman declared a resolution to be carried or defeated is, in the absence of proof to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

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18.      VOTE BY SECRET BALLOT. If the Chairman of a meeting so orders, or a shareholder or proxyholder entitled to vote so requests, the vote shall be taken by secret ballot. A request for a vote by secret ballot may be made at any time before the meeting is closed, regardless of whether a vote by show of hands or a voice vote has been previously held or not; such request may also be withdrawn. Each shareholder or proxyholder shall submit to the scrutineers one or several ballots on which he shall have indicated how he intends to cast his votes and, where relevant, his name and the number of votes he has. The result of a secret ballot shall be deemed to be a resolution of the meeting at which the ballot was taken whether or not a vote by show of hands or a voice vote had previously been taken on the same question.

19. PROCEDURE AT MEETINGS. The Chairman of any meeting of shareholders shall conduct the procedure thereat in all respects and his decision on all matters, including any question regarding the validity or invalidity of any proxy or the admissibility or inadmissibility of a proposal, shall be conclusive and binding upon all the shareholders.

         A declaration by the Chairman at any meeting that a resolution has been carried or not, whether unanimously or by particular majority, shall be conclusive evidence of the fact.

         At any time during the meeting, at his own discretion or with the approval of the shareholders given by a simple majority, the Chairman may adjourn a meeting provided he has reasonable grounds to do so, such as when confusion and disorder render the harmonious and orderly conduct of a meeting impossible, and he need not give notice for the reconvening of a meeting so adjourned.

         Should the Chairman of the meeting fail to carry out his duties loyalty, the shareholders may, at all times, remove and replace him with another person selected from amongst themselves.

         The directors of the Corporation shall be entitled, in such sole capacity, to attend meetings of shareholders and to take the floor thereat.

20. SCRUTINEERS. The Chairman of any meeting of shareholders may appoint scrutineers, who may but need not be directors, officers, employees or shareholders of the Corporation, to act as the Chairman shall direct.

21. ADDRESSES OF THE SHAREHOLDERS AND SUBSEQUENT TRANSFEREES OF SHARES. Every shareholder shall furnish the Corporation with a mailing or electronic address to which all corporate notices intended for such shareholder may be sent. Every person who, by operation of the Act, transfer or other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which, prior to the entry of his name and address on the register, is given to the person whose name appears on the register at the time such notice is given.

22. SIGNED RESOLUTIONS. Subject to subsections 110(2) and 168(5) of the Act, a resolution signed by all the shareholders entitled to vote on such resolution shall be as valid as if it had been passed

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                                      - 7 -


unanimously at a meeting duly convened by such holders. Each duly signed resolution shall be kept with the minutes of the meetings of shareholders. BOARD OF DIRECTORS

23. NUMBER. The Board of directors shall be composed of a fixed number of directors indicated in the Corporation's Articles. If the Articles provide for a minimum and maximum number of directors, the Board of Directors shall be composed of such fixed number of directors but not less than three (3), as shall be established by resolution passed by the Board of Directors or, failing this, as the shareholders choose to elect within such limits.

24. QUALIFICATION. No person shall be qualified for election as a director if he is less than eighteen (18) years of age; if he is of legal age and has been placed under tutorship or curatorship; if he has been declared of unsound mind by a court in Canada or elsewhere; if he has the status of an undischarged bankrupt; or if a court has prohibited him from holding the office of director. Unless otherwise set out in the Articles of the Corporation, a director need not be a shareholder. Subject to subsection 105(3.1) of the Act, at least 25% of the directors shall be Resident Canadians. However, if the Corporation has less than four (4) directors, at least one (1) must be a Resident Canadian. At least three
(3) of the directors shall not be officers or employees of the Corporation or its subsidiaries. A retiring director, if otherwise qualified, shall be eligible for re-election.

25. ELECTION AND TERM OF OFFICE. Except for the appointment of a director following a vacancy during a term of office or for the election of one or several additional directors, each director shall be elected by Ordinary Resolution at a general annual meeting of shareholders, subject to the provisions of the Articles of Corporation providing for cumulative voting or the exclusive right of certain classes of shareholders to elect one or several directors. Each director shall be elected either for a fixed term, which shall end no later than at the close of the third annual meeting thereafter, or for an indeterminate term, which shall end at the close of the first annual meeting thereafter. Not all directors need have the same term of office. Directors shall remain in office, failing the election of new directors by a meeting of shareholders, until such time as a substitute has been elected.

26. RESIGNATION. A director may resign from his office by sending written notice thereof to the Corporation and need give grounds for such resignation. Said resignation shall take effect on the date of sending or remittance thereof, or on such later date as may be indicated therein.

27. REMOVAL. Unless otherwise provided in the Articles, shareholders may remove a director by Ordinary Resolution at a special meeting. The director who receives notice of his impending removal may, in a written statement, explain to the Corporation the reasons why he opposes his removal, and the Corporation shall forward such written statement to the shareholders entitled to vote in such matter.

         A vacancy created by the removal of a director may be filled by the shareholders at the same meeting; in such a case, notice of such meeting shall indicate that an election is to be held should the resolution of removal be carried.

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                                      - 8 -


         Should the holders of shares of a particular class have the exclusive right to elect a director, such director may only be removed by Ordinary Resolution at a special meeting of such holders.

         The removal of a director, as well as his election, shall be at the discretion of the shareholders. A director may be removed at any time and such removal need not be based on any particular grounds, whether serious or not. Neither the Corporation nor the shareholders voting in favour of the removal shall incur any liability toward the director by the mere fact of his removal, even if there be no grounds therefor.

28. VACANCY. The office of a director shall become vacant as of the moment his resignation or removal takes effect; moreover, a vacancy is created when a director is no longer qualified to perform his duties pursuant to section 24 or if he dies.

29. REPLACEMENT. If a vacancy occurs on the Board of Directors, the remaining directors may appoint a qualified person to fill such vacancy, for the unexpired term of office. The directors may nonetheless continue to act despite one or several vacancies, provided a quorum exists. Failing a quorum, the remaining directors shall forthwith call a special meeting of shareholders to fill such vacancy, in accordance with section 111 of the Act.

30. REMUNERATION. The remuneration to be paid to the directors shall be as fixed by resolution of the Board of Directors. Such remuneration shall be in addition to the salary or remuneration received as such from the Corporation by an officer, employee or service provider who is also a director, unless a resolution shall provide otherwise. Directors may also seek reimbursement for traveling and other expenses incurred in connection with their duties.

31. GENERAL POWERS OF THE DIRECTORS. The directors of the Corporation shall manage or supervise the management of the business and affairs of the Corporation and may make or cause to be made any contract which it may lawfully enter into. The directors shall be invested with all such powers and authority as the Corporation by statute or its Articles is authorized to exercise and do. The directors shall always act by resolution.

32. IRREGULARITY. Notwithstanding that it be afterwards discovered that there was some defect in the election of the Board of Directors or the election or appointment of any director or that a director lacks or has lost his qualification, all acts thereof shall be as valid and binding upon the Corporation as if every such board or person had been duly elected or appointed and had been qualified.

33. USE OF PROPERTY OR INFORMATION. No director may mingle the Corporation's property with his own property or use for his own profit or that of a third party any property of the Corporation or any information he obtains by reason of his duties, unless he is expressly and specifically authorized to do so by the shareholders of the Corporation.

34. CONFLICTS OF INTEREST. Each director shall avoid placing himself in a situation of conflict between his personal interest and his obligations as a director of the Corporation.

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                                      - 9 -


         He shall promptly disclose to the Corporation any interest he has in any enterprise or association that is likely to place him in a situation of conflict of interest, as well as the rights he may enforce thereagainst, indicating, if such be the case, the nature and value thereof. Such disclosure of interest shall be recorded in the minutes of the proceedings of the Board of Directors. A general disclosure shall remain valid until the facts have changed, and a director need not reiterate such declaration for any particular, subsequent transaction.

35. CONTRACTS AND TRANSACTIONS WITH THE CORPORATION. A director or an officer may, even in performing his duties, enter into material contracts or transactions with the Corporation, or be a director, an officer or a holder of a material interest in a body corporate that is a party to such contract or transaction. He shall then, in accordance with the Act, disclose in writing to the Corporation or request to have entered in the minutes of meetings of directors the nature and extent of his interest in such material contract or transaction or proposed material contract or transaction, even if such contract or transaction, within the scope of the normal business activity of the Corporation, does not require the approval of either the directors or the shareholders. Such Director shall not vote on any resolution to approve the same except as provided by the Act.

         At the request of the President or any director, the interested director shall leave the meeting while the Board of Directors discusses and votes on the contract or transaction or proposed contract or transaction concerned.

         For the purposes of this by-law, a general notice that the director or officer is a director, an officer or a holder of a material interest in a body corporate and is to be regarded as interested in any contract or transaction or proposed contract or transaction made with that body corporate, is a sufficient declaration of interest.

         Neither the Corporation nor any of its shareholders may contest the validity of a contract or transaction entered into with a director or an officer of the Corporation, or with a body corporate in which such director or officer is a director, an officer or a holder of a material interest, for such sole reason, provided such director or officer has disclosed his interest as aforementioned, the Board of Directors or the Shareholders of the Corporation have approved the contract or the transaction, and the contract or transaction was, at that time, equitable for the Corporation.


                       MEETINGS OF THE BOARD OF DIRECTORS
                       ----------------------------------


36. CALLING OF MEETINGS. Every year, immediately following the annual general meeting of the shareholders, a meeting of the new directors present shall be held without further notice if they constitute a quorum to elect or appoint the officers of the Corporation and consider, deal with and dispose of any further business.

         Meetings of the Board of Directors may be called by or by order of the Chairman of the Board of Directors, if any, the President of the Corporation or two (2) directors and may be held

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                                     - 10 -


anywhere within or outside Canada. A notice of each meeting, specifying the place, date and time, shall be sent to each director at his residence or workplace. The notice shall be sent no less than five (5) days prior to the date fixed for the meeting by ordinary or registered mail or by facsimile or electronic mail. In the absence of an address for a director, the notice may be sent to the address at which the sender considers that the notice is most likely to reach the director promptly.

         The Board of Directors may resolve to hold periodic or fixed meetings of the Board of Directors, with or without notices of meeting, at any place in Canada or elsewhere.

         The notice of a meeting of the Board of Directors need not specify the goals or business thereof, with the exception of those matters referred to in subsection 115(3) of the Act, in particular, the declaration of dividends, the issue of securities, the purchase of shares issued by the Corporation, the approval of the annual financial statements, the filling of vacancies on the Board of Directors or in the office of Auditor and the adoption, amendment or repealing of by-laws.

         Any director may waive in writing a notice of meeting of the Board of Directors prior to, during or after the holding of such meeting. His mere presence at a meeting shall constitute a waiver, unless he is present for the sole purpose of objecting to the holding thereof on the grounds that the manner of calling it was irregular.

         Notice need not be given of the reconvening of an adjourned meeting of directors if the date, time and place of such meeting were announced at the initial meeting.

37. MEETINGS BY TELEPHONE OR ELECTRONIC FACILITIES. Directors may, if all are in agreement, participate in a meeting of the Board of Directors or of a committee of the Board by means of such telephonic, electronic or other communication facility that permits all participants to communicate adequately with each other during the meeting, and a Director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given in respect to all meetings of the Board and of committees of the Board.

38. QUORUM. A majority of the directors in office shall constitute a quorum for a meeting of the Board of Directors. A quorum shall be present throughout the meeting. Once a quorum exists, the directors may exercise their powers, notwithstanding any vacancy on the board. No business shall be dealt with unless the number of "Resident Canadian" directors prescribed in the Act is present.

39. MEETING CHAIRMAN AND SECRETARY. Meetings of the Board of Directors shall be chaired by the Chairman of the Board of Directors, if any, or, failing him, by the President of the Corporation or, failing him, by a Vice-President designated for such purpose by the President. The Secretary of the Corporation shall act as Secretary of the meetings. The directors present at a meeting may nevertheless appoint any other persons as Chairman or Secretary of such meetings.

40. PROCEDURE. The Chairman of the meeting shall ensure that the meeting is conducted smoothly and submit to the Board of Directors the motions on which a vote is to be taken and shall generally conduct the procedure thereat in all respects, in which regard his decision shall be final and binding on all directors. Should the meeting Chairman fail to submit a motion, any director may submit it himself before the meeting is adjourned or closed and, if such motion lies within the competence of the Board of Directors, the Board of Directors shall consider it. For such purpose, the agenda of each meeting of the Board of Directors shall be deemed to include a period for the submission of motions by the directors. Should the Chairman of the meeting fail to carry out his duties loyally, the directors may remove him at any time and replace him by another person.

41. VOTING. Each director shall be entitled to one vote, and all matters shall be decided by the majority of votes cast. Unless a ballot is demanded, an entry in the minutes of a meeting to the effect that a resolution was carried or defeated is, in the absence of evidence to the contrary, proof of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution. Voting by proxy shall not be permitted, and the Chairman of the meeting shall have no casting vote in the case of an equality of votes. If the vote is taken by ballot, the meeting Secretary shall act as Scrutineer and count the ballots. The fact of having voted by ballot shall not deprive a director of the right to express his dissent in respect of the resolution concerned and to cause such dissent to be entered.

42. SIGNED RESOLUTION. A written resolution, signed by all the directors, shall be valid and have the same effect as though it were adopted at a meeting of the Board of Directors duly called and held. Each signed resolution shall be inserted in the minute book of the Corporation, in order of its date, in the same manner as minutes.


                                    OFFICERS
                                    --------


43. OFFICERS. The officers of the Corporation shall be the Chairman of the board, if appointed, the President, and, if elected or appointed, one or more Vice-Presidents, the General Manager or Managing Director, the Comptroller, the Secretary, the Treasurer, and such other officers as the Board of Directors may appoint and whose duties it may determine by resolution. Subject to those powers which, pursuant to the Act, may only be exercised by the Board of Directors, the officers of the Corporation shall exercise such powers and authority and shall perform such duties, as prescribed by the Board of Directors in addition to those specified in the by-laws. The same person may hold more than one (1) office. None of the officers of the Corporation need be directors or shareholders of the Corporation, with the exception of the President, if any, the Chairman of the Board of Directors, if any, and the General Manager, if any.

The directors may also appoint other agents, officials and employees of the Corporation within or outside Canada, who may be given such titles and who shall exercise such powers and authority and perform such duties of management, as the Board of Directors may determine.

         In the event of the absence of any officer or for any other reason that the directors may deem sufficient, the Board of Directors may delegate the powers and authority of such officer to any other officer or to any director of the Corporation.

44. CHAIRMAN OF THE BOARD. The Chairman of the board shall preside at all meetings of the Board of Directors and shareholders.

45. PRESIDENT. The President shall be the chief officer of the Corporation and, subject to the control of the directors and the appointment of a General Manager or Managing Director, shall supervise, administer and manage the business and affairs of the Corporation generally. In the event of the absence, inability or failure of the Chairman of the board to act, the President shall preside at all meetings of the Board of Directors and of the shareholders.

46. VICE-PRESIDENT. In the event of the absence, inability or failure of the President to act, any Vice-President(s) appointed by the Board of Directors shall assume the powers and perform the duties of the President. The Vice-President shall exercise such powers and authority and perform such duties prescribed by the Board of Directors or by the President.

47. GENERAL MANAGER OR MANAGING DIRECTOR. The General Manager or Managing Director shall, subject to the control of the President, manage the operations of the Corporation generally. He shall comply with all instructions received from the Board of Directors and shall give to the Board of Directors or the members thereof the information they require concerning the affairs of the Corporation.

         The General Manager or Managing Director shall be a Resident Canadian and a director. The Board of Directors may delegate to such General Manager or Managing Director any of the powers of the board except those which by law a General Manager or Managing Director has no authority to exercise.

48. COMPTROLLER. The Comptroller shall, subject to the control of the President, be the chief accounting officer of the Corporation. He shall, upon request, render account to the President and the directors of the financial position of the Corporation and all its transactions. He shall be entrusted with, and have custody of, the books of account.

49. SECRETARY. The Secretary shall attend to the preparation and sending of all notices of the Corporation. He shall keep the minutes of all meetings of the directors, the committees of the Board of Directors and the shareholders in a book or books to be kept for that purpose. He shall have charge of the records of the Corporation including books containing the names and addresses of the members of the Board of Directors, together with copies of all reports made by the Corporation and such other books and papers as the directors may direct. He shall be responsible for the keeping and filing of all books, reports, certificates and all other documents required by law to be kept and filed by the Corporation. He shall be subject to the control of the President.

50. TREASURER. The Treasurer, subject to the control of the President, shall have general charge of the finances of the Corporation. He shall deposit all moneys and other valuable effects of the Corporation in the name and to the credit of the Corporation in such banks or other depositories as the Board of Directors may designate.

51. REMOVAL, DISCHARGE AND RESIGNATION. The Board of Directors, by the affirmative vote of the absolute majority of its members, may remove any officer with or without cause at any time, unless the resolution or contract providing for his appointment stipulates otherwise. Any agent, officer, official or servant who is not an officer of the Corporation may be discharged by the President or any other officer authorized for such purpose, with or without cause at any time.

         Any officer may resign his office at any time by remitting his resignation in writing to the President or the Secretary of the Corporation, or at a meeting of the Board of Directors, unless otherwise agreed.

52. VACANCY. Any vacancy occurring in the office of any officer may be filled by the Board of Directors.

53. REMUNERATION. The remuneration of all officers shall be fixed by the Board of Directors. The remuneration of all other mandataries, officers, officials and servants of the corporation shall be fixed by the President or any other officer authorized for such purpose.


                               EXECUTIVE COMMITTEE
                               -------------------


54. ELECTION. The Board of Directors may appoint from among their number a committee of the Board of Directors, designated "Executive Committee".

55. OFFICERS, QUORUM AND PROCEDURE. The committee shall have the power to appoint its officers, to fix its quorum at not less than a majority of its members, and to determine its procedure.

56. CHAIRMANSHIP. Meetings of the Executive Committee shall be chaired by the Chairman of the Board of Directors or, if none is appointed, by the President of the Corporation. In his absence, meetings of the Executive Committee shall be chaired by the person whom the members of the Executive Committee present choose from amongst themselves.

57. SECRETARY. The Secretary of the Corporation shall act as Secretary of the committee unless another secretary is appointed by the committee.

58. POWERS. The Executive Committee shall possess the powers and authority of the Board of Directors for the administration of the day-to-day affairs of the Corporation, except for those powers which, by law, must be exercised by the Board of Directors, as well as the powers which the Board of Directors may expressly reserve for itself.

59. SUPERVISORY POWER OF THE BOARD OF DIRECTORS. All acts of the Executive Committee shall be subject to the supervision of the Board of Directors and shall be reported to the Board of Directors should the latter so directs. The Board of Directors may invalidate or amend decisions made by the Executive Committee, provided that the rights of third parties are not affected.

60. PARTICIPATION BY TELEPHONE OR ELECTRONIC FACILITIES AND SIGNED RESOLUTIONS. Sections 37 and 42 shall apply, MUTATIS mutandis, to meetings of the Executive Committee.

61. MEETINGS. Meetings of committee may be held at the registered office of the Corporation or at such other place within or outside Canada as the committee may determine.

         Meetings of the committee may be called by or by the order of its Chairman or two members of such committee.

         A member of the Executive Committee may waive in writing a notice of the meeting of the Executive Committee, prior to or after the holding thereof. His mere attendance at a meeting shall be deemed a waiver, except where he attends a meeting solely for the purpose of objecting to the holding thereof on the grounds that the manner of calling it was irregular.

62. REMUNERATION. The members of the committee shall be entitled to receive such remuneration for their services as members of the committee as the Board of Directors may determine.

63. REMOVAL AND REPLACEMENT. The Board of Directors may at any time remove from office any member of a committee of the Board of Directors.

         The Board of Directors may also fill any vacancy which may occur on a committee.


                                 AUDIT COMMITTEE
                                 ---------------


64. COMPOSITION. The Audit Committee shall consist of at least three (3) directors, appointed each year by the Board of Directors, the audit committee shall be comprised solely of independent directors.

65. DUTIES. The Audit Committee shall review the financial statements of the Corporation prior to their approval by the Board of Directors and shall perform all the other duties the latter may establish.

66. MEETINGS. The meetings of the Audit Committee shall be convened by one of its members or by the Auditor.

67. APPLICABLE BY-LAWS. The Audit Committee shall, in all other respect, be subject to the same aforementioned provisions that apply to the Executive Committee.


                                OTHER COMMITTEES
                                ----------------


68. OTHER COMMITTEES. The Board of Directors may create any other committee it shall deem appropriate, whether or not it be comprised of members of the Board of Directors. The Board of Directors may delegate to any such committee of the board of directors any of the powers of the board except those which pursuant to the Act a committee of the board of directors has no authority to exercise. Unless otherwise ordered by the board, each committee so created shall have the power to determine its own quorum of no less than a majority of its members, to elect its own Chairman and to determine its own procedures.


                          INDEMNIFICATION AND EXEMPTION
                          -----------------------------


69. INDEMNITY. Subject to the limitations provided by the Act, the Corporation shall indemnify any director or officer of the Corporation, former director or officer of the Corporation or person who acts or acted at the Corporation's request as a director or officer (or an individual acting in a similar capacity) of another entity, and his heirs and legal representatives, against all costs, charges and expenses, including, without limitation, an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Corporation or other entity, provided:

         (a) he acted honestly and in good faith with a view to the best interests of the Corporation or, as the case may be, to the best interests of the other entity for which he acted as a director or officer or in a similar capacity at the Corporation's request; and

         (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds to believe that his conduct was lawful.

         The Corporation shall advance monies to a director, officer or other individual for the costs, charges and expenses of a proceeding referred to in this section 68. Such person shall repay the monies if he is not entitled to indemnification as set forth in this section 69.

70. INSURANCE. To the extent permissible by law, the Corporation may purchase and maintain insurance for the benefit of any person referred to above against such liability as the Board of Directors may from time to time determine.

71. REIMBURSEMENT OF EXPENSES. Subject to a contractual agreement stipulating or limiting such obligation, the Corporation shall reimburse the director, officer or other agent for expenses reasonably incurred by him within the performance of his duties, with interest, as of the day he has paid such expenses. An expense shall be reimbursed upon production of any appropriate vouchers.


                                  SHARE CAPITAL
                                  -------------


72. ISSUE AND STOCK OPTIONS. Subject to all provisions contained in the Articles of the Corporation limiting the allocation or issue of shares of the share capital of the Corporation, the directors may accept subscriptions for, allot, distribute, issue unissued shares of the Corporation in whole or in part, grant options thereon or otherwise dispose thereof to any person, enterprise, corporation, company or body corporate, upon the conditions and for the lawful consideration in compliance with the Articles of the Corporation determined by the directors, without any requirement to offer such unissued shares to persons who are already shareholders rateably to the shares held by them.

73. SHARE CERTIFICATES AND STOCK TRANSFERS. Certificates representing shares of the share capital of the Corporation shall bear the signature of the President or a Vice-President and the Secretary. Such signatures may be engraved, lithographed or otherwise mechanically reproduced. Any certificate bearing the facsimile reproduction of the signatures of such authorized officers shall be deemed to have been manually signed by them and shall be as valid as if it had been so manually signed notwithstanding that the persons whose signatures are so reproduced shall have ceased to be officers of the Corporation.

74. SECURITIES REGISTER. A central securities register shall be maintained by the Corporation or its agent at the registered office or at any other place in Canada designated by the Board of Directors. The Board of Directors may from time to time provide that one (1) or more branch securities registers be maintained at such places within Canada or elsewhere as may be designated by a resolution and may appoint officers or agents to maintain the same and to effect and record therein transfers of shares of the share capital of the Corporation.

75. TRANSFER AGENTS AND REGISTRARS. The agents of the Corporation charged with the maintenance of the central and/or branch securities registers may be designated as transfer agents and/or registrars of transfers, according to their functions. The Board of Directors may at any time terminate the appointment of such transfer agents and/or registrars.

76. RECORD DATE AND CLOSING OF BOOKS. Subject to the provisions of the Act with respect to notification, the directors may fix in advance, by resolution, a date preceding by not less than twenty-one (21) days and more than sixty (60) days the date for payment of a dividend or the date for the allotment of rights or the date when any change or conversion or exchange of shares of the capital stock of the Corporation shall go into effect as the record date for the determination of the shareholders entitled to receive payment of such dividend, the allotment of such rights or the exercise of such rights in respect of such change, conversion or exchange of the capital stock of the Corporation with the effect that only the shareholders of record on the date so fixed by the Board of Directors shall be entitled to receive payment of such dividend or allotment of rights or to exercise such rights, as the case may be, notwithstanding a transfer of any shares on the books of the Corporation after such record date. If no record date is so fixed, the record date for the determination of the persons entitled to receive payment of such dividend, the allotment of such rights or the exercise of such rights in respect of such change, conversion or exchange of the capital stock of the Corporation shall be at the close of business on the day on which the resolution relating thereto is passed by the Board.

77. LOST OR DESTROYED CERTIFICATES. The Board of Directors may, upon such terms and conditions as to indemnity and otherwise as they may deem advisable, direct that a new certificate or certificates of shares be issued to replace any certificate or certificates of shares theretofore issued by the Corporation that have been worn out, lost, stolen or destroyed. The Board of Directors, when authorizing the issue of such new certificate or certificates, may, in its discretion, and as a condition precedent thereto, require the owner of such worn-out, lost, stolen or destroyed certificate or his legal representatives to give to the Corporation and/or transfer agent or transfer agents and to such registrar or registrars, as may be authorized or required to countersign such new certificate or certificates a bond in such sum as they may direct, as indemnity against any claim that may be made against them or any of them for or in respect of the shares represented by such certificates alleged to have been-worn out, lost, stolen or destroyed.


                                    DIVIDENDS
                                    ---------


78. DIVIDENDS. The Board of Directors may, from time to time and in compliance with the law, declare and pay dividends to the shareholders, in accordance with their respective rights.

         The Board of Directors may stipulate that a dividend be payable, in whole or in part, in Corporation stock.

         A transfer of shares shall not effect assignment of the rights to the dividends declared thereon so long as the transfer is not recorded. Where two
(2) or more persons are recorded as joint holders of one share, each of them may give a valid receipt for any dividend payable or paid on such share.

                              FISCAL YEAR AND AUDIT
                              ---------------------


79. FISCAL YEAR. The period for the fiscal year of the Corporation shall be determined by the Board of Directors.

80. AUDIT. The shareholders, at each annual general meeting, shall appoint an Auditor or auditors to hold office until the next annual general meeting or until the appointment of his or their successor or successors, unless he or they resign or his or their office becomes vacant. At least once in every fiscal year, such Auditor shall examine the accounts of the Corporation and the financial statements to be presented at the annual general meeting and shall report thereon to the shareholders. The remuneration of an Auditor may be fixed by the shareholders or by the Board of Directors, should the former so authorize.

         The Auditor shall be independent of the Corporation, of its affiliates, or the directors or officers thereof, in accordance with the Act. The shareholders may remove the Auditor from office at any time at a special meeting. A vacancy created by the removal of the Auditor may be filled by the shareholders at the meeting at which the Auditor is removed or, if not so filled, may be filled by the Board of Directors. Any other vacancy which may occur shall be filled by the Board of Directors in accordance with section 166 of the Act.

         The shareholders may decide not to appoint an Auditor for any fiscal year, by resolution receiving the unanimous consent of all the shareholders including those who otherwise are not qualified to vote. The resolution shall be valid only until the next annual meeting.


                  CORPORATE REPRESENTATION FOR CERTAIN PURPOSES


81. DECLARATION. The President, Chairman of the Board of Directors, any Vice-President, the General Manager or Managing Director, the Comptroller, the Secretary or the Treasurer or any one (1) of them or, if authorized by the Board of Directors, any other officer, official or person, shall be authorized and empowered to make answer for the Corporation to all writs, orders and interrogatories upon articulated facts issued out of any Court, to answer for and on behalf of the Corporation to any writ of attachment by way of garnishment in which the Corporation is garnishee, to make all affidavits and sworn declarations in connection therewith or in connection with any judicial proceedings to which the Corporation is a party, to make petitions for assignment of property, winding-up or receivership against any debtor of the Corporation, to attend and vote at all meetings of creditors of the Corporation's debtors and to grant proxies in connection therewith.

82. REPRESENTATION AT MEETINGS. The President, Chairman of the Board of Directors, any Vice-President, the General Manager or Managing Director, the Comptroller, the Secretary or the Treasurer, or any one (1) of them or any other officer or person thereunto authorized by the Board of Directors shall represent the Corporation, attend and vote at any meeting of shareholders or members of any firm, company, body corporate or syndicate in which the Corporation holds shares or is otherwise interested, and any action taken and/or vote cast by them shall be deemed to be the act and/or vote of the Corporation.

         Any two (2) of the following persons acting jointly, namely the President, the Chairman of the Board of Directors, any Vice-President, the General Manager or Managing Director, the Comptroller, the Secretary or the Treasurer shall moreover be empowered to authorize any person (whether an officer of the Corporation or not) to attend, vote and otherwise act at all meetings of shareholders or members of any firm, company, corporation or syndicate in which the Corporation holds shares or is otherwise interested, and for this purpose, such officers shall be authorized to execute and to deliver for and on behalf of the Corporation a proxy in such form and under such terms as such officers see fit, including therein, but without in any way limiting or restricting the generality of the foregoing, provision for the appointment of a substitute proxyholder and the revocation of all proxies given by the Corporation prior thereto with respect to any such meeting.

83. SIGNATURE OF DOCUMENTS. Contracts, documents, written acts, including discharges and releases, requiring the signature of the Corporation may be validly signed by the President alone, or by any two of the following persons acting jointly, namely, any Vice-President, the General Manager or Managing Director, the Secretary and the Treasurer, and shall hence be binding on the Corporation. The Board of Directors may also designate any other person to sign and deliver on behalf of the Corporation, either alone or jointly with one (1) or several other persons, all contracts, documents and written acts, and such authorization may be given by resolution in general or specific terms.

84. DECLARATIONS IN THE REGISTER. Declarations to be filed with the Inspector General of Financial Institutions in accordance with the ACT RESPECTING THE LEGAL PUBLICITY OF SOLE PROPRIETORSHIPS, PARTNERSHIPS AND LEGAL PERSONS shall be signed by the President, any director of the Corporation or any other person authorized for such purpose by resolution of the Board of Directors. Any director having ceased to hold such office as a result of his resignation, removal or otherwise shall be authorized to sign on behalf of the Corporation and file an amending declaration to the effect that he has ceased to be a director, from fifteen (15) days after the date of such cessation, unless he receives proof that the Corporation has filed such a declaration.


                            MISCELLANEOUS PROVISIONS
                            ------------------------


85. CONFLICT WITH THE ARTICLES. In the event of a conflict between the provisions of a by-law and those of the Articles, the latter shall prevail.

86. AMENDMENTS. The Board of Directors shall have the power to adopt, repeal or amend a by-law, but such measure shall apply only until the next annual general or special meeting of the shareholders. If such adoption, repeal or amendment is not confirmed or modified by Ordinary Resolution at such annual general or special meeting, it shall cease to be in force, but only as of that date. Any shareholder may, in accordance with section 137 of the Act, submit a proposal at an annual meeting that a by-law be adopted, amended or repealed.



                                        /s/ GERMAIN LAMONDE
                                        -------------------
                                        Germain Lamonde
                                        President